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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

American Homes 4 Rent
Agoura Hills, CA

        We hereby consent to the incorporation by reference in the Registration Statement No. 333-197921 on Form S-3ASR and Registration Statement No. 333-190349 on Form S-8 of American Homes 4 Rent of our report dated March 2, 2015, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

/s/ BDO USA, LLP Los Angeles, CA

March 2, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm